UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 21, 2007

                       KINDER MORGAN ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



             Delaware                   1-11234             76-0380342
  (State or other jurisdiction        (Commission        (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)


                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.

     As previously reported, on April 30, 2007, we acquired the Trans Mountain pipeline system from Knight Inc. (formerly Kinder Morgan, Inc.), the indirect owner of our general partner for $550 million. As discussed below, the accompanying consolidated financial statements have been revised to reflect the April 30, 2007 transfer as if such transfer had occurred on January 1, 2006.

     According to the provisions of generally accepted accounting principles, we and Knight Inc. are considered entities under common control. The purchase cost provisions (as they relate to purchase business combinations) of Statement of Financial Accounting Standards No. 141, "Business Combinations," explicitly do not apply to combinations of entities under common control; therefore, the assets we acquired and the liabilities we assumed from our acquisition of the Trans Mountain pipeline system from Knight were excluded from the term "business combination" and in addition, were excluded from being accounted for under the purchase accounting method. Instead, our acquisition of Trans Mountain was accounted for as a transfer of net assets between entities under common control, and the method of accounting prescribed by SFAS No. 141 for such transfers is similar to the pooling-of-interests method of accounting. Under this method, the carrying amount of net assets recognized in the balance sheets of each combining entity are carried forward to the balance sheet of the combined entity, and no other assets or liabilities are recognized as a result of the combination (that is, no recognition is made for a purchase premium or discount representing any difference between the cash consideration and the book value of the net assets acquired). This treatment is consistent with the concept of poolings as combinations of common stockholder (or unitholder) interests. Similarly, the income statement of the combined entity for the year of combination is presented as if the entities had been combined for the full year, and all comparative financial statements are presented as if the entities had previously been combined as of the date of common control. Therefore, the information set forth in Exhibit 99.1 hereto is presented as though the transfer of the Trans Mountain net assets had occurred at the date when both Trans Mountain and we met the accounting requirements for entities under common control (January 1, 2006). A copy of our revised financial statements as of and for the year ended December 31, 2006, including selected financial data as of and for the year ended December 31, 2006, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

      12.1 Statement re: computation of ratio of earnings to fixed charges.

      23.1   Consent of PricewaterhouseCoopers LLP.


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



      99.1 Revised financial statements as of and for the year ended December 31, 2006, including selected financial data as of and for the year ended December 31, 2006, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.


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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                       KINDER MORGAN ENERGY PARTNERS, L.P.

                       By:  KINDER MORGAN G.P., INC.,
                            its general partner

                            By: KINDER MORGAN MANAGEMENT, LLC,
                                its delegate

Dated:  August 21, 2007         By: /s/ Kimberly A. Dang
                                    ------------------------------------------
                                    Kimberly A. Dang
                                    Vice President and Chief Financial Officer





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

                                  EXHIBIT INDEX


Exhibit
Number                         Description
------                         -----------

  12.1    Statement re: computation of ratio of earnings to fixed charges.

  23.1    Consent of PricewaterhouseCoopers LLP.

  99.1 Revised financial statements as of and for the year ended December 31, 2006, including selected financial data as of and for the year ended December 31, 2006, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.


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